UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 28, 2011, Methode Electronics, Inc. and certain of its wholly-owned subsidiaries (the “Company”) entered into an amendment to its Credit Agreement dated as of December 19, 2002 (as amended) among the Company, as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders party thereto (the “Amendment”).  The Amendment extends the maturity date from January 31, 2011 to February 28, 2011 in order for the parties to complete negotiation of and enter into a new credit agreement.

The foregoing description of the Amendment and Waiver is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 herewith and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Credit Agreement, dated as of January 28, 2011, among the Company as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders party hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date:	January 28, 2011	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Amendment to Credit Agreement, dated as of January 28, 2011, among the Company as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders party hereto.